As filed with the Commission on April 28, 1995.
                                     Registration No. 33-

                 SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                             ________________

                                 FORM S-8
                          REGISTRATION STATEMENT

                               Under
                        The Securities Act of 1933
                             ________________

                     BINDLEY WESTERN INDUSTRIES, INC.
            (Exact name of issuer as specified in its charter)

           Indiana                                            84-0601662
(State or other jurisdiction of                       (I.R.S.
   Employer incorporation or organization)    Identification No.)


   10333 North Meridian Street, Suite 300
   Indianapolis, Indiana                               46290
   (Address of Principal Executive Offices)          (Zip Code)
                             ________________

                     BINDLEY WESTERN INDUSTRIES, INC.
                   1993 STOCK OPTION AND INCENTIVE PLAN
                              (Full title of the plan)
                             ________________

                            William E. Bindley
                          Chairman of the Board
                  10333 North Meridian Street, Suite 300
                       Indianapolis, Indiana 46290
                 (Name and address of agent for service)

                              (317) 298-9900
                 (Telephone number, including area code,
                          of agent for service)

                                Copies to:
                         James A. Aschleman, Esq.
                             Baker & Daniels
                  300 North Meridian Street, Suite 2700
                       Indianapolis, Indiana 46204
                             ________________

                           CALCULATION OF REGISTRATION FEE

                                    Proposed     Proposed
                                    maximum      maximum
       Title of       Amount        offering    aggregate       Amount of
      securities      to be        price per     offering     registration
   to be registered registered     share (1)    price (1)          fee

   Common Stock   500,000 shares  $15.125 (2) $7,562,500 (2)   $2,608 (2)



        (1) It is impracticable to state the maximum offering price. Shares offered pursuant to incentive stock options granted under the Plan are to be offered at not less than the market value on the date options are granted, and shares offered pursuant to nonqualified stock options granted under the Plan may be offered at any price.

        (2) Calculated pursuant to Rule 457(c) solely for the purpose of computing the registration fee, upon the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market System on April 26, 1995, which was $15.125 per share.

       The  Registrant s   Registration  Statement   on  Form S-8
   (Registration   No. 33-64828)   is   incorporated   herein   by
   reference.

                              SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 20th day of April, 1995.

                                   BINDLEY WESTERN INDUSTRIES,
                                   INC.


                                   By /s/ William E. Bindley
                                     William E. Bindley,
                                     President and Chairman of
                                     the Board


                           POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes William E. Bindley and Michael D. McCormick, and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

             Signature                        Title                      Date

      /s/ William E. Bindley      Chairman of the Board             April 17, 1995
   William E. Bindley              and President
                                   (Principal Executive Officer);
                                   Director


      /s/ Thomas J. Salentine     Executive Vice President          April 17, 1995
   Thomas J. Salentine             and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer); Director

         /s/ K. Clay Smith        Director                          April 20, 1995
   K. Clay Smith






                                  Director                          April __, 1995
   Robert L. Koch, II


                                  Director                          April __, 1995
   James K. Risk, III


      /s/ J. Timothy McGinley     Director                          April 20, 1995
   J. Timothy McGinley


     /s/ Michael D. McCormick     Director                          April 14, 1995
   Michael D. McCormick


                                  Director                          April __, 1995
   William F. Bindley, II


        /s/ Keith W. Burks        Director                          April 14, 1995
   Keith W.  Burks


                                  Director                          April __, 1995
   Seth B.  Harris

                 Consent of Independent Accountants

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
   February 27, 1995 appearing on page F-1 of Bindley Western Industries, Inc. Annual Report on Form 10-K for the year ended December 31, 1994.






   Price Waterhouse LLP
   Indianapolis, Indiana
   April 17, 1995

                         INDEX TO EXHIBITS

                                                                       Page No.
   Exhibit                                                               This
     No.                       Description of Exhibit                   Filing
    4-A      1 (i) Amended and Restated Articles of Incorporation
               of Registrant   . . . . . . . . . . . . . . . . . . . .

             2 (ii) Amendment to Restated Articles of Incorporation
                increasing number of authorized shares   . . . . . . .

             3 (iii) Amendment to Restated Articles of Incorporation
               establishing terms of Class A Preferred Stock   . . . .

    4-B      4 (i) Restated By-Laws of Registrant, as Amended  . . . .

             5 (ii) Amendment to Restated By-Laws increasing to 10 the
               number of Directors of Registrant   . . . . . . . . . .

    4-C      6 (i) 1993 Stock Option and Incentive Plan of Registrant

             7 (ii) Amendments to 1993 Stock Option and Incentive Plan

     5         Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.  . . . . .

     23 The written consent of Price Waterhouse LLP is contained in this Registration Statement at page 4.

   _______________

   1 The copy of this exhibit filed as exhibit number 3-A to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1987 is incorporated by reference.

   2 The copy of this exhibit filed as exhibit number 4(a)(ii) to
     the   Company's    Registration   Statement    on   Form S-3
     (Registration No. 33-45965) is incorporated by reference.

   3 The copy of this exhibit filed as exhibit number 1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992 is incorporated by reference.

   4 The copy of this exhibit filed as exhibit number 4-B to the Company's Registration Statement on Form S-3 (Registration
     No. 33-45965) is incorporated by reference.

   5 The copy of this exhibit filed as exhibit number 3-B(ii) to the Company's Annual Report on Form 10-K for the year ended
     December 31, 1993 is incorporated by reference.

   6 The copy of this exhibit filed as exhibit number 10-E to the Company's Annual Report on Form 10-K for the year ended
     December 31, 1992 is incorporated by reference.

   7 The copy of this exhibit filed as exhibit number 10-E to the Company s Annual Report on Form 10-K for the year ended
     December 31, 1993 is incorporated by reference.